Exhibit 21.5

Schedule of Subsidiaries
As of July 31, 2014

Subsidiaries of Ecology and Environment, Inc. (the Company) as of July 31, 2014

		Percentage of Capital Stock of Subsidiary Owned by the Company

1.	Ecology & Environment Engineering, Inc. (a Colorado corporation)	100%

2.	E & E Unwelt-Beratung GmbH (a corporation formed under the laws of Germany)	100%

3	Ecology and Environment de Mexico, S.A. de C.V. (a corporation formed under the laws of Mexico)	99.998%

4.	Ecology and Environment, S.A. (a corporation formed under the laws of Venezuela)	100%

5.	ecology and environment do brasil Ltda. (a limited liability partnership formed under the laws of Brazil)	72%

6.	Ecology & Environment of Saudi Arabia Co. Ltd. (a limited liability company formed under the laws of Saudi Arabia)	66 2/3%

7.	Ecology and Environment International Services, Inc. (a Delaware corporation)	100%

8.	Gestión Ambiental Consultores S.A. (a corporation formed under the laws of Chile)	55.01%

9.	Walsh Environmental Scientist & Engineers, LLC (a limited liability company formed under the laws of Colorado)	100%

10.	Gustavson Associates, LLC (a limited liability company formed under the laws of Colorado, owned by Walsh)	77.52%	(*)

11.	Walsh Peru, S.A. Ingenieros y Cientificos Consultores (a corporation formed under the laws of Peru, owned by Walsh)	74.78	(*)

12.	Servicios Ambientales Walsh, S.A. (a corporation formed under the laws of Ecuador, owned by Walsh)	51%	(*)

13.	Tianjin Green Engineering Company (a limited liability company formed under the laws of the People's Republic of China)	50%

14.	Consortium of International Consultants, LLC (a limited liability company formed under the laws of Delaware)	98%

15.	YiYi Ecology and Environment Consulting (Wuxi) Co., Ltd. (formed under the laws of the People’s Republic of China)	100%

16.	Lowham-Walsh Engineering & Environment Services, LLC (formed under the laws of Wyoming)	80.56%	(*)

17.	ECSI, LLC (formed under the laws of Kentucky)	60%

18.	E & E Consulting, Inc. (formed under the laws of British Columbia, Canada)	100%

19.	E.E.I.S. (SARL) (formed under the laws of Morocco)	100%

*	Listed percentage owned by Walsh Environmental Scientist & Engineers, LLC.